UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2015, Joe Eustace ceased to serve as the Company’s Executive Vice President and President of Production Services. Mr. Eustace will remain employed by the Company until April 30, 2015 to ensure an orderly transition of his responsibilities, as requested by the Company.
“We would like to thank Joe for his dedication and service over the last seven years,” said Wm. Stacy Locke, President and CEO of Pioneer Energy Services. “He has been instrumental in helping us to grow from a small Texas drilling company into the significant energy services company that we are today. We wish him all the best in all his future endeavors.”
Mr. Eustace’s responsibilities as President of Production Services were transitioned to Joe Freeman, Senior Vice President of Well Servicing, and Bill Bouziden, Senior Vice President of Wireline Services and Coiled Tubing Services.
Mr. Eustace will be entitled to severance benefits under the Company’s Key Executive Severance Plan. The material terms of the Company’s Key Executive Severance Plan are described in the Company’s 2014 proxy statement, filed with the Securities and Exchange Commission on April 9, 2014.
Mr. Freeman, age 66, joined the Company in 2008 as Vice President of Well Servicing and he was promoted to Senior Vice President in 2014. Previously, Mr. Freeman served as Vice President of the well servicing division of WEDGE Oil and Gas Services from 2005 to 2008, Gulf Coast Division Manager of Key Energy Services from 1998 to 2004, and independent entrepreneur and owner of JPF Well Service from 1987 to 1998, which was sold to Key Energy Services in 1998.
Mr. Bouziden, age 54, joined the Company in 2009 as Division Manager for the Gulf Coast region wireline services. In 2013, Mr. Bouziden was promoted to Vice President of Wireline Services and Coiled Tubing Services. In 2014, he was promoted to Senior Vice President of Wireline Services and Coiled Tubing Services. Mr. Bouziden has served in many capacities during his 32-year career, including Production Services Business Development Vice President at Smith International, Inc., President of W-H Energy’s Perf-O-Log, and Operations Manager at Diamond Wireline.
In 2014, Pioneer paid approximately $350,000 for rental and trucking services to Gulf Coast Lease Service, a trucking company owned by Mr. Freeman’s two sons. In 2015, Pioneer has paid approximately $7,000 to Gulf Coast Lease Service for rental and trucking services.
There were no changes to the compensation of Messrs. Freeman and Bouziden as a result of them assuming Mr. Eustace’s responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER ENERGY SERVICES

By: /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: March 5, 2015